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                                                                    EXHIBIT 1.02
                               Lock-Up Agreement

BancBoston Robertson Stephens Inc.
555 California Street, Suite 2600
San Francisco, California 94104


RE:  Driveway Corporation (the "Company")


Ladies & Gentlemen:

     The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the representatives (the "Representatives") of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (iii) with respect to dispositions of Common Shares acquired on the open market or connection with the offering or (iv) with the prior written consent of BancBoston Robertson Stephens Inc., for a period commencing on the date hereof and continuing to a date 180 days after the Registration Statement is declared effective by the Securities and Exchange Commission (the "Lock-up Period"). The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the transfer agent and
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registrar of the Company against the transfer of shares of Common Stock or
Securities held by the undersigned except in compliance with the foregoing restrictions. BancBoston Robertson Stephens Inc., acting alone and in its sole discretion, may waive any provisions of this Lock-Up Agreement without notice to any third party.

     This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. In the event that the Registration Statement shall not have been declared effective on or before July 30, 2000, this Lock-Up Agreement shall be of no further force or effect.


Dated:________________




                                      By:______________________________________
                                                      Signature


                                      _________________________________________
                                           Printed Name of Person Signing
                                       (indicate capacity of person signing if
                                         signing as custodian, trustee, or on
                                         behalf of an entity)